UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☒

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
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☒	Soliciting Material under §240.14a-12

Piedmont Natural Gas Company, Inc.
(Name of Registrant as Specified In Its Charter)

Duke Energy Corporation
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FACT SHEET

Duke Energy’s acquisition of Piedmont Natural Gas

Transaction

•        Duke Energy will acquire Piedmont Natural Gas for approximately $4.9 billion in cash and assumption of approximately $1.8 billion in Piedmont existing net debt, representing total enterprise value of approximately $6.7 billion.

•        Piedmont Natural Gas shareholders will receive $60 in cash for each share of common stock upon closing of transaction, representing an approximate 40 percent premium to Piedmont’s Oct. 23, 2015 closing stock price.

•        Duke Energy will finance transaction with combination of debt, between $500 million and $750 million of newly issued equity and other cash sources.

•        Fully underwritten bridge facility is in place with Barclays to complete transaction.

•        Transaction is expected to be accretive to Duke Energy’s adjusted earnings per share in first full year, post-closing.

•        Transaction enhances Duke Energy’s long-term 4 to 6 percent earnings per share growth target, post-closing.

•        Transaction announced: Oct. 26, 2015.

•        Targeted closing: by end of 2016.

Combined Company: Duke Energy

•        More than 90 percent regulated

•        Major natural gas operations

•        1.5 million local distribution company (LDC) natural gas customers

•        3 times more LDC natural gas customers than stand-alone Duke Energy

•        15th largest LDC natural gas business (as measured by LDC customers)

•        Larger platform for natural gas infrastructure growth than stand-alone Duke Energy

•        7 joint-venture natural gas ownership interests

•        More than 32,000 miles of natural gas pipelines

•        7.3 million electric customers

•        31,100 employees (Duke Energy: 29,200; Piedmont: 1,900)

•        7 states served: North Carolina, South Carolina, Tennessee, Florida, Indiana, Ohio, Kentucky

•        President and CEO: Lynn Good

•        Headquarters: Charlotte, N.C.

•        Piedmont will retain existing name, operating as a Duke Energy subsidiary

•        One Piedmont board member will join Duke Energy board

Piedmont Natural Gas
(pre-acquisition)

•        Subsidiaries invested in joint venture, energy-related businesses, including unregulated natural gas marketing, regulated interstate natural gas transportation and storage, and regulated intrastate natural gas transportation

•        1 million customers (90 percent residential; 9 percent commercial; 1 percent industrial/other)

•        Energy services company primarily engaged in regulated natural gas distribution

•        6 joint-venture natural gas ownership interests

•        3 states served: North Carolina, South Carolina, Tennessee

•        Strong investment-grade credit ratings (A and A2)

•        Annual customer growth: 1.6 percent to 2 percent

•        President and CEO: Thomas Skains

•        Headquarters: Charlotte, N.C.

•        1,900 employees

Benefits

•       For Customers — A combined enterprise focused on total energy solutions, superior customer service, reliable energy delivery, affordable rates, operational efficiency and environmental stewardship.

•       For Communities — A combined enterprise focused on local communities, job creation, economic development, education investments and environmental stewardship, all supported by generous corporate philanthropy and active employee volunteerism.

•       For Investors — A combined enterprise focused on long-term earnings-per-share growth, customer growth in rapidly expanding regulated markets, continued annual dividend growth, strong credit quality and a strong balance sheet.

Approvals

•        Transaction completion is conditioned upon: (1) approval by North Carolina Utilities Commission, and (2) expiration or termination of any applicable waiting period under federal Hart-Scott-Rodino Antitrust Improvements Act of 1976.

•        Both companies will provide information regarding the acquisition to Public Service Commission of South Carolina and Tennessee Regulatory Authority.

•        Piedmont Natural Gas shareholder approval also is condition of closing.

Cautionary statements regarding forward-looking information

This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

Forward-looking statements are based on management’s beliefs and assumptions.

These forward-looking statements are identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will,” “potential,” “forecast,” “target,” “guidance,” “outlook,” and similar expressions. Forward-looking statements involve risks and uncertainties that may cause actual results to be materially different from the results predicted. Such forward-looking statements include, but are not limited to, statements about the benefits of the proposed merger involving Duke Energy or Piedmont, including future financial and operating results, Duke Energy’s or Piedmont’s plans, objectives, expectations and intentions, the expected timing of completion of the transaction, and other statements that are not historical facts. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include risks and uncertainties relating to: the ability to obtain the requisite approvals of Piedmont’s shareholders; the risk that Duke Energy or Piedmont may be unable to obtain governmental and regulatory approvals required for the merger, or that required governmental and regulatory approvals may delay the merger or result in the imposition of conditions that could cause the parties to abandon the merger; the risk that a condition to closing of the merger may not be satisfied; the timing to consummate the proposed merger; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; the diversion of management time on merger-related issues; and the effect of changes in governmental regulations. Additional risks and uncertainties are identified and discussed in Duke Energy’s and Piedmont’s and their respective subsidiaries’ reports filed with the SEC and available at the SEC’s website at www.sec.gov. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than described. Neither Duke Energy nor Piedmont undertakes any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional information and where to find it

This communication may be deemed to be solicitation material in respect of the merger of Piedmont Natural Gas into Duke Energy. In connection with the merger, Piedmont Natural Gas intends to file relevant materials with the SEC, including a proxy statement in preliminary and definitive form. INVESTORS OF PIEDMONT NATURAL GAS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PIEDMONT NATURAL GAS AND THE MERGER. Investors may obtain a free copy of these materials (when they are available) and other documents filed by Piedmont Natural Gas with the SEC at the SEC’s website at www.sec.gov, at Piedmont Natural Gas’ website at www.piedmontng.com or by sending a written request to Piedmont Natural Gas company, Inc. at Piedmont Natural Gas Company, Inc., Corporate Secretary, 4720 Piedmont Row Drive Charlotte, North Carolina, 28210. Security holders may also read and copy any reports, statements and other information filed by Piedmont Natural Gas with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the solicitation

Duke Energy, Piedmont Natural Gas and certain of their respective directors, executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the transaction. Information regarding Duke Energy’s directors and executive officers is available in Duke Energy’s proxy statement filed with the SEC on March 26, 2015 in connection with its 2015 annual meeting of stockholders, and information regarding Piedmont Natural Gas’ directors and executive officers is available in Piedmont Natural Gas’ proxy statement filed with the SEC on January 16, 2015 in connection with its 2015 annual meeting of shareholders. Other information regarding persons who may be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.